EXHIBIT 99.1

CONTACT	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S INC. ANNOUNCES QUARTERLY DIVIDEND
AND $50 MILLION SHARE REPURCHASE AUTHORIZATION
NASHVILLE, Tenn. (May18, 2007) — O’Charley’s Inc. (NASDAQ/NM: CHUX), a leading casual-dining restaurant company, announced today that its Board of Directors approved a quarterly dividend on the Company’s common stock of $0.06 per share. The dividend is payable on June 29, 2007 to shareholders of record on June 15, 2007.
     The Company also announced that its Board of Directors approved an increase in the Company’s share repurchase authorization to $50 million of the Company’s common stock.
     The share repurchase authorization does not have an expiration date and the pace of repurchase activity will depend on factors such as levels of cash generation from operations, cash requirements for strategic initiatives, repayment of debt, current stock price, and other factors. O’Charley’s Inc. may repurchase shares from time to time on the open market or in private transactions, including structured transactions. The share repurchase program may be modified or discontinued at any time.
     “The Board’s approval of the initiation of a quarterly dividend and increased share repurchase authorization reflects its confidence in the turnaround of O’Charley’s business and an ongoing commitment to increase shareholder value,” said Gregory L. Burns, chairman and chief executive officer of O’Charley’s Inc. “These actions underscore the continued financial strength of the Company, making it possible for us to return capital to shareholders even as we continue to invest for growth. We plan to continue implementing our strategic initiatives to build a winning team, improve the box economics, and enhance guest loyalty.”
About O’Charley’s Inc.
O’Charley’s Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 365 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 241 restaurants in 19 states in the Southeast and Midwest, including 231 company-owned and operated O’Charley’s restaurants in 16 states, four franchised O’Charley’s restaurants in Michigan, one franchised O’Charley’s restaurant in Ohio, one franchised O’Charley’s restaurant in Iowa, three joint venture O’Charley’s restaurants in Louisiana, and one joint venture O’Charley’s restaurant in Wisconsin. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The Company operates

Ninety Nine restaurants in 114 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, and Vermont. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Company operates 10 Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky, Ohio, Missouri and Tennessee. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “expect,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, the Company’s ability to effect the share repurchase plan, continue to pay a quarterly dividend, increase operating margins and increase same-store sales at its restaurants, successfully implement changes to its supply chain, and sell closed restaurants and other surplus assets; the effect that increases in food, labor, energy, interest costs and other expenses have on our results of operations; the possible adverse effect on our sales of decreases in consumer spending; the effect of increased competition; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
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